FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities pursuant to section 12(b) or (g) of the Securities Exchange Act of 1934

                               Medina Coffee, Inc.
                               -------------------
             (Exact name of registrant as specified in its charter)


              Nevada                                     88-0442833
              ------                                    ------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                 401 Detwiller Lane, Bellevue, Washington 98004
                 ----------------------------------------------
               (Address of principal executive offices)(Zip Code)


Securities to be registered' pursuant to Section 12(b) of the Act:


      Title of each class                Name of each exchange on which
      to be so registered                each class is to be registered
      --------------------               ------------------------------
             NONE                                     NONE

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

      Securities Act registration statement file number to which this form relates: 333-41124 (if applicable)
                                ---------

                    COMMON STOCK, $0.001 PAR VALUE PER SHARE
                    ----------------------------------------
                                (Title of class)


                 Information required in registration statement
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Item 1. Description of Registrant's Securities to be Registered.

This registration statement relates to the Common Stock, $.001 par value, of Medina Coffee, Inc. a Nevada corporation (the "Registrant"). A description of the Registrant's Common Stock is set forth under the caption "DESCRIPTION OF SECURITIES" contained in the prospectus included in the Registrant's Registration Statement on Form SB-1 under the Securities Act of 1933 and all amendments thereto, file number 333-41124, declared effective on February 14, 2002. Such prospectus is incorporated herein by reference.

Item 2. Exhibits.

List below are all exhibits filed as a part of the registration statement:

         3.1* Certificate of Incorporation of the Registrant.
         3.2* Bylaws of the Registrant.
         4.1* Form of Common Stock Certificate.

      * Previously filed with the Company's Form SB-1, file number 333-41124 and incorporated by reference herein.


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                                    Signature


Pursuant to the requirements of Section 12 of the Securities Exchange Act of
                                                  --------------------------
1934 , the registrant has duly caused this registration statement to be signed
----
on its behalf by the undersigned, thereto duly authorized.

                                          MEDINA COFFEE, INC.


 Date: March 21, 2002                By:  /s/ Harry Miller
       --------------                     -----------------------------------
                                          Harry Miller, President & Secretary


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